UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
____________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  August 22, 2017
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FINJAN HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
 ____________________

Delaware	000-33304	20-4075963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	2000 University Avenue, Suite 600, East Palo Alto, CA	94303
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 650-282-3228

(Former name or former address, if changed since last report)
____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 28, 2017, Finjan Holdings, Inc. (the “Company”), and Finjan Blue, Inc., its wholly-owned subsidiary (“Finjan Blue”), announced that the Company, Finjan Blue and International Business Machines Corporation, a New York corporation (“IBM”) have entered into a Patent Assignment and Support Agreement (the “Patent Assignment Agreement”) effective as of August 24, 2017. Pursuant to the Patent Assignment Agreement, Finjan Blue acquired select IBM patents in the security sector (the “IBM Security Patents”) in exchange for $8.5 million cash, payable as follows: (A) $2.0 million upon execution of the Patent Assignment Agreement and (B) $6.5 million over the subsequent four years. The Company has provided IBM with an unconditional and irrevocable guarantee with respect to Finjan Blue’s obligations under such agreement.

IBM will cooperate with Finjan Blue in Finjan Blue’s monetization of the IBM Security Patents, however IBM will not receive further proceeds from such monetization efforts. IBM does have reservation of rights with respect to the IBM Security Patents for its current licensees and open source initiatives. Finjan Blue and IBM also agreed to explore further development and licensing opportunities. The terms of the Patent Assignment Agreement are confidential.

The foregoing description of the Patent Assignment Agreement is qualified in its entirety by reference to the full text of the Patent Assignment Agreement which the Company intends to file with the Securities and Exchange Commission as an exhibit to the applicable periodic report. The Company also intends to seek confidential treatment of certain terms and provisions of the Patent Assignment Agreement in connection with the filing of such agreement, in accordance with the procedures of the Securities and Exchange Commission.

A copy of the press release issued by the Company relating to the matters discussed above is attached hereto as Exhibit 99.1 and is incorporated herein by reference. As mentioned in the press release, the Company will host a call with stockholders to discuss Finjan Blue and the Company’s plans regarding the IBM Security Patents on Monday, August 28, 2017 at 1:30 p.m. Pacific Time/4:30 p.m. Eastern Time. The information in the press release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act.

Cautionary Statement Regarding Forward-Looking Information

This Report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which reflect our current view of future events and financial performance. Words such as “expect” and similar expressions identify forward-looking statements, which include, but are not limited to, statements regarding the potential success of pending litigation. Forward-looking statements are based only on the Company’s current assumptions and views of future events and financial performance. They are subject to known and unknown risks and uncertainties, many of which are outside of the Company’s control, which may cause the Company’s actual results to be materially different from planned or expected results. Those risks and uncertainties include, but are not limited to, the terms of a definitive Patent Assignment Agreement with IBM. There can be no assurances that the Company will achieve expected results, and actual results may be materially less than expectations. While we believe that our assumptions are reasonable, we caution that it is impossible to predict the degree to which any such factors could cause actual results to differ materially from predicted results. Please refer to the Company’s most recent Form 10-K and subsequent filings for a further discussion of risks and uncertainties. Investors should take such risks into account and should not rely on forward-looking statements when making investment decisions. We intend the forward-looking statements in this Report to speak only as of the date of this Report and do not undertake to update these forward-looking statements as more information becomes available

Item 2.01.  Completion of Acquisition or Disposition of Assets.

Reference is made to the disclosure set forth under Item 1.01 of this Current Report on Form 8-K, which disclosure is incorporated into this Item 2.01 by reference.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to the disclosure set forth under Item 1.01 of this Current Report on Form 8-K, which disclosure is incorporated into this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release, dated August 28, 2017, entitled “Finjan Announces Formation of New Subsidiary, Finjan Blue, Inc. – Finjan and IBM Enter Patent Acquisition and Development Agreement.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINJAN HOLDINGS, INC.

Date: August 28, 2017	By:	/s/ Philip Hartstein
Philip Hartstein
President & Chief Executive Officer